EXHIBIT 10.11

CONSULTING AGREEMENT

         THIS AGREEMENT is made and entered into this First day of July, 1996 (the "Effective Date"), by and between Sun Consulting, Inc., a Minnesota corporation doing business as Virtual Arts ("Consultant") and Skyway Advertising, Inc., a Minnesota corporation ("Skyway");

WITNESSETH:

         WHEREAS, Consultant is engaged in developing and marketing three dimensional image processes and products, and in providing consulting services to the same; and

         WHEREAS, Skyway desires to engage Consultant as of the date of this agreement, for the purpose of assisting Skyway in obtaining three dimensional image processes and products as more fully described herein; and

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Incorporation of recitals. The recitals set forth above are incorporated herein by this reference and made part of this Agreement.

         2. Appointment of Consultant. Skyway hereby appoints Consultant as an Independent Contractor and Consultant hereby agrees to act as an Independent Contractor on behalf of Skyway pursuant to the terms of this Agreement, commencing on the Effective Date, until terminated pursuant to Section 10 herein.

         3. Duties. Consultant shall work exclusively with Skyway to produce three dimensional and animation special effects advertising images (the "Images") for display in public locations, including, but not limited to, skyways, malls and parking ramps, in which Skyway has obtained rights to sell advertising space (the "Advertising Space"). Consultant will complete the production of Images for Skyway with the assistance of outside computer graphic, photographic or lithographic vendors.

         Consultant may also provide consulting services directly to the client of Skyway (the "Advertiser"), as needed, to complete the production or creation of Images, or to otherwise define the project specifications for a computer graphic, photographic vendor to follow. Consultant and Advertiser are free to enter into any agreements among themselves to memorialize and establish the terms of their working arrangement. Consultant shall be solely responsible for providing the services to the Advertiser as agreed to between Consultant and Advertiser, and for billing for and collecting for any services rendered to Advertiser pursuant to such agreement.

         Consultant agrees to refer inquiries relating to media placement of public display "images" to Skyway Advertising for media brokerage.

         Skyway shall provide Consultant with all such information and documentation as Consultant may reasonably require to perform its duties hereunder, including, but not limited to copies of all proposals and agreements between Skyway and the Advertisers which involve the Images.

         4. Consideration. Consultant shall receive from Skyway a commission equal to Five Percent (5%) of the gross monthly Advertising Space charges billed by Skyway to its clients, at the rate indicated in Skyway's individual media contracts as the same may be changed from time to time, for all Images produced and placed for Skyway clients, including such Images placed for non-profit organizations or for self-promotion by Skyway (the "Commission"). The Commission shall be paid on or before the fifth (5th) day of each month for sales occurring and paid for by the client in the preceding calendar month. Consultant shall also receive the Commission for any Images placed in the Advertising Space, regardless of who produces or places the Images for Skyway.

         Skyway shall maintain appropriate books of account in which accurate entries shall be made concerning all transactions within the scope of this agreement, and Consultant, at its expense, shall have the right, through any accountant or other representative of its choice, on reasonable advance notice to Skyway, to examine and copy all or part of these books of account and other records, documents, and materials in the possession or under the control of Skyway which is reasonably related to the determination of the Commission payable under this agreement. All books of account and record shall be kept available by Skyway for at least three (3) years following the termination of this agreement. Within ninety (90) days after the end of each calendar year. Skyway shall deliver to Consultant a statement of gross sales of the Advertising Space.

         5. No Joint Venture. This agreement constitutes an independent contractor relationship between the parties and does not constitute either of the parties hereto as a joint venturer or partner with the other. Neither party has the right to obligate or bind the other party in any manner whatsoever unless expressly provided in writing. Consultant shall perform its services as necessary to complete the Project according to the terms set forth in the Project Summary at its own location, on its own time, using its own equipment and other resources. Consultant agrees that it may be necessary to attend meetings at Skyway's place of business, or at such other locations as may be required under the Project Summary. Consultant further understands and agrees that it is solely responsible for the withholding of, collection of, and payment of all local, state and federal taxes required to be paid by Consultant. Furthermore, the Consultant acknowledges and understands that Skyway shall not be responsible for any benefits or unemployment insurance for the Consultant.

         6. Ownership of Intellectual Property. Consultant and Skyway agree that the Consultant shall have the exclusive rights to, and be exclusive owner of any and all copyright or other intellectual property rights in and to the Images created by Consultant under this agreement. These rights will be conveyed to the client upon purchasing the production services and materials for the "images" upon completion of said production.

         7. Termination. This agreement shall remain in full force and effect for a period of one (1) year, commencing on the Effective Date, and continuing until June 30, 1997, unless otherwise modified or extended by written agreement of the parties (the "Expiration Date") . In the event this agreement, or any extensions hereto, is terminated, all payment obligations of Skyway shall continue until all amounts due to Consultant from Skyway have been paid in full. Consultant shall be entitled to payments hereunder with respect to any projects which are substantially completed as of the date of termination for services actually rendered by Consultant to the date of termination. Either party hereunder shall have the option to immediately terminate this Agreement upon insolvency or dissolution of the other party. Notice of termination in such a case must be in writing and mailed to the last known address of the other party.

         8. Miscellaneous.

         a. This Agreement constitutes the entire agreement between the parties and may not be amended or modified except in writing signed by both parties.

         b. The waiver of any breach of this Agreement shall not be construed as a waiver of any subsequent breach.

         c. This Agreement is personal in nature to Consultant and may not be assigned by it, unless approved by Skyway in writing, but shall otherwise be binding upon and inure to the benefit of the parties hereto and the respective heirs, legal representatives, beneficiaries, successors, and assigns.

         d. This Agreement shall be deemed to be made, entered into, and shall be construed according to the laws of the State of Minnesota. If it should be determined that any of the terms or provisions herein are in conflict with or violate any rule or statutory provision of any state in which the Agreement is sought to be enforced or interpreted, then the terms and provisions hereof which may conflict with or be violative thereof shall be deemed inoperative and null and void insofar as they may be in conflict with or violative thereof and shall be deemed modified to the extent necessary to conform thereto.

         e. The provisions of this Agreement which, by their nature continue after termination of this agreement, including, but not limited to the provisions of Sections 5, 6, 7, and 9 herein, shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SUN CONSULTING, INC.

By: /s/ Steve Unverzagt
Steve Unverzagt, President

SKYWAY ADVERTISING INC.

By:/s/ Robert H. Blank
Bob Blank, Chairman and Chief
Executive Officer